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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form SB-2 Registration Statement of The Singing Machine Company, Inc. our report as of March 31, 1998, dated October 12, 1998, relating to the consolidated financial statements of The Singing Machine Company, Inc. which appear in such Form SB-2, and to the reference to our Firm under the heading "Experts" in the prospectus.




                                                 /s/ SAMUEL F. MAY JR. & COMPANY
                                                 -------------------------------

                                                     SAMUEL F. MAY JR. & COMPANY
                                                    Certified Public Accountants


Boca Raton, Florida
March 1, 2000